EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
November 7, 2006	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com

TOLL BROTHERS REPORTS PRELIMINARY 4TH QTR AND FYE 2006 HOME BUILDING
REVENUES, BACKLOG AND CONTRACTS

Horsham, PA, November 7, 2006 – Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported preliminary results for home building revenues, backlog and contracts for the fourth quarter and fiscal year ended October 31, 2006.

For the fourth quarter, home building revenues were approximately $1.81 billion compared to the fourth-quarter record of $2.01 billion in FY 2005; quarter-end backlog was approximately $4.49 billion compared to the fourth-quarter record of $6.01 billion in FY 2005; and signed contracts during the quarter were approximately $710 million compared to the fourth-quarter record of $1.59 billion in FY 2005. Home building revenues, backlog and contracts declined 10%, 25% and 55%, respectively, compared to FY 2005’s record fourth-quarter results.

The Company’s quarterly contract total was negatively impacted by a higher than normal 585 cancellations. Since most current cancellations are on contracts signed in previous quarters, cancellation rates are best measured as a percentage of backlog. The Company’s fourth-quarter cancellations measured approximately 7% of beginning fourth-quarter backlog, compared to 4% in its third quarter FY 2006. Viewed as a percentage of contracts signed in the fourth quarter of FY 2006, cancellations totaled 37%, compared to 18% in FY 2006’s third quarter. Nearly 25% of all fourth-quarter cancellations occurred in two markets – Orlando (14%) and Northern California (11%) – each of which produced a disproportionately higher rate of cancellations than its share of Company backlog, orders or communities.

For the full 2006 fiscal year, record home building revenues rose 6% to approximately $6.12 billion, compared to $5.76 billion in FY 2005, the previous record. Signed contracts were approximately $4.46 billion, a decline of 38% compared to the fiscal year record of $7.15 billion in FY 2005.

In response to current market conditions, the Company is reevaluating and renegotiating many of its optioned land positions. As a result, the Company reduced its land position by approximately 6,500 lots and ended FY 2006’s fourth quarter with approximately 74,000 lots owned or controlled, a decline of 19% from its high of approximately 91,200 lots at FY 2006’s second-quarter-end. The Company expects to take write-downs on optioned and owned land in FY 2006’s fourth quarter of between $50 million and $100 million. This would reduce GAAP stockholders’ equity by approximately 1% to 2% and after-tax fourth-quarter earnings by approximately $0.18 to $0.36 per share.

*more*

These results are preliminary and unaudited. The Company will announce final totals when it releases fourth-quarter and full fiscal year earnings results on December 5, 2006, with a conference call to follow that day.

The Company will provide updated earnings guidance for FY 2007 on its December 5, 2006 conference call. As the Company has previously stated, projecting revenues and earnings results are difficult in this environment. Based on its current backlog, the impact of lower fourth-quarter contracts and the increased rate of cancellations, the Company expects to deliver between 6,300 and 7,300 homes for FY 2007. This compares to its previous guidance of 7,000 to 8,000 deliveries. The Company expects it will deliver between 1,500 and 1,800 homes in its first quarter of FY 2007.

Robert I. Toll, chairman and chief executive officer, stated: “FY 2006 has certainly been a very tough and challenging year. It is worth noting that, atypically, this housing market is weak in an environment of low interest rates and low unemployment. We believe weak buyer confidence is keeping many customers on the sidelines.

“We continue to look for signs that a recovery is imminent but can’t yet say that one is in sight. We see some signs of pent-up demand when we have special sales events or new community openings. And in some markets, good weeks are interspersed amongst weaker ones. With continued growth in households and population and fewer lots than usual making their way through the approval process, we believe that, once the current inventory overhang is absorbed and consumer sentiment turns positive, the market should improve more rapidly than is generally anticipated.

“Our nation’s demographics haven’t changed, and home ownership remains the American dream. With interest rates very attractive, the economy healthy and home builders motivated to move their product, it should be a great time to buy a new home. Our goal is to bring the quality of our brand to luxury buyers and to provide dream housing for them at all stages of their life cycles. With our broad geographic presence, diversified product lines and experienced team, we believe we will weather this challenging environment and emerge stronger.”

Toll Brothers’ preliminary financial highlights for the three-month and twelve-month periods ended October 31, 2006 (unaudited):

•	The Company’s FY 2006 fourth-quarter contracts of approximately $709.6 million declined by 55% over FY 2005’s fourth-quarter contracts of $1.59 billion, the fourth-quarter record. In addition, in FY 2006’s fourth quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $17.2 million.

•	FY 2006’s twelve-month contracts of approximately $4.46 billion declined by 38% over FY 2005’s record total of $7.15 billion. In addition, in FY 2006’s twelve-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $69.1 million.

*more*

•	In FY 2006, fourth-quarter-end backlog of approximately $4.49 billion declined 25% over FY 2005’s fourth-quarter-end backlog of $6.01 billion, the fourth-quarter record. In addition, at October 31, 2006, unconsolidated entities in which the Company had an interest had a backlog of approximately $18.0 million.

•	FY 2006’s fourth-quarter home building revenues of approximately $1.81 billion decreased 10% over FY 2005’s fourth-quarter home building revenues of $2.01 billion, the fourth-quarter record. Revenues from land sales totaled approximately $0.3 million for FY 2006’s fourth quarter, compared to $12.5 million in FY 2005’s fourth quarter.

•	FY 2006’s twelve-month home building revenues of approximately $6.12 billion increased 6% over FY 2005’s twelve-month home building revenues of $5.76 billion, the previous twelve-month record. FY 2006 revenues from land sales were approximately $8.2 million, compared to $34.1 million in the same period in FY 2005.

•	In the Company’s fiscal 2006 fourth-quarter and fiscal year-end periods, unconsolidated entities in which the Company had an interest, had revenues of approximately $11.8 million and $107.1 million, respectively, compared to $63.4 million and $154.0 million, respectively, in the same periods of FY 2005. The Company’s share of the profits from the delivery of these homes is included in ‘Equity Earnings in Unconsolidated Entities’ on the Company’s Income Statement.

•	During the fourth quarter of FY 2006, the Company bought back approximately 12 thousand shares of its stock at an average price of approximately $27.29. For FY 2006, the Company bought back approximately 3.63 million shares of its stock at an average price of approximately $30.24. This compares to purchases of approximately 1.98 million and 2.80 million shares in fourth quarter and FY 2005, respectively.

•	In September 2006, the Emerging Issues Task Force (the “EITF”) of the Financial Accounting Standards Board (the “FASB”) recommended that the adequacy of a buyer’s continuing investment as well as initial investment should be evaluated when assessing the collectibility of the sales price of condominium units. If the FASB approves the EITF’s recommendation, certain future communities that the Company had expected to account for using percentage of completion accounting, may be required to use the completed contract method of accounting. Included in the percentage of completion contract and backlog amounts in the attached tables are $51.8 million (57 units) of contracts in the three months ended October 31, 2006, $251.7 million (287 units) of contracts in the twelve months ended October 31, 2006 and $285.7 million (340 units) of backlog related to these future communities. The Company does not expect that the recommendation of the EITF, if approved as proposed, would affect any revenues and costs reported under the percentage of completion accounting method through October 31, 2006.

*more*

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia and West Virginia.

Toll Brothers builds luxury single-family detached and attached home communities, master-planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers, a FORTUNE 500 Company and #102 on the Forbes Platinum 400 based on five-year annualized total return performance, is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers – Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

*more*

Three Months Ended October 31,	UNITS		$ (MILL)

CLOSINGS	2006	2005	2006	2005

Northeast (CT, MA, NJ, NY, RI)	439	450	307.1	274.0
Mid-Atlantic (DE, MD, PA, VA)	743	982	482.4	656.6
Midwest (IL, MI, MN, OH)	145	213	96.9	147.9
Southeast (FL, NC, SC)	431	444	260.5	229.2
Southwest (AZ, CO, NV, TX)	577	506	409.0	352.5
West (CA)	167	362	224.5	347.5

Total traditional	2,502	2,957	1,780.4	2,007.7
Percentage of completion(1) (2)			28.5

Total consolidated entities	2,502	2,957	1,808.9	2,007.7
Unconsolidated entities	19	123	11.8	63.4

	2,521	3,080	1,820.7	2,071.1

CONTRACTS

Northeast (CT, MA, NJ, NY, RI)	179	382	107.8	253.9
Mid-Atlantic (DE, MD, PA, VA, WVA)	339	673	217.1	472.2
Midwest (IL, MI, MN, OH)	94	151	62.2	108.6
Southeast (FL, NC, SC)	101	455	61.5	254.4
Southwest (AZ, CO, NV, TX)	163	429	131.8	346.5
West (CA)	65	127	71.4	124.6

Total traditional	941	2,217	651.8	1,560.2
Percentage of completion(1) (2)	69	55	57.8	28.4

Total consolidated	1,010	2,272	709.6	1,588.6
Unconsolidated entities	25	154	17.2	98.4

	1,035	2,426	726.8	1,687.0

	At October 31,
	UNITS		$ (MILL)

BACKLOG	2006	2005	2006	2005

Northeast (CT, MA, NJ, NY, RI)	753	1,352	497.9	901.9
Mid-Atlantic (DE, MD, PA, VA, WVA)	1,547	2,330	1,041.1	1,566.4
Midwest (IL, MI, MN, OH)	431	443	294.8	319.0
Southeast (FL, NC, SC)	1,267	2,020	721.7	1,077.2
Southwest (AZ, CO, NV, TX)	1,237	1,849	969.0	1,309.1
West (CA)	566	596	523.9	670.1

Total traditional	5,801	8,590	4,048.4	5,843.7
Percentage of completion(1) (2)
Contracts	732	215	610.1	170.9
Revenue recognized			(167.9)

Total consolidated entities	6,533	8,805	4,490.6	6,014.6
Unconsolidated entities	25	268	18.0	184.4

	6,558	9,073	4,508.6	6,199.0

*more*

Twelve Months Ended October 31,	UNITS		$ (MILL)

HOME BUILDING REVENUES	2006	2005	2006	2005

Northeast (CT, MA, NJ, NY, RI)	1,509	1,243	1,005.2	721.6
Mid-Atlantic (DE, MD, PA, VA)	2,697	3,290	1,777.9	2,056.6
Midwest (IL, MI, MN, OH)	474	627	329.5	404.7
Southeast (FL, NC, SC)	1,591	1,032	894.9	558.0
Southwest (AZ, CO, NV, TX)	1,754	1,420	1,230.7	936.4
West (CA)	576	1,157	710.3	1,082.0

Total traditional	8,601	8,769	5,948.5	5,759.3
Percentage of completion(1) (2)			167.9

Total consolidated	8,601	8,769	6,116.4	5,759.3
Unconsolidated entities	186	330	107.1	154.0

	8,787	9,099	6,223.5	5,913.3

CONTRACTS

Northeast (CT, MA, NJ, NY, RI)	910	1,567	601.3	1,024.0
Mid-Atlantic (DE, MD, PA, VA, WVA)	1,914	3,375	1,252.6	2,250.7
Midwest (IL, MI, MN, OH)	462	624	305.3	439.3
Southeast (FL, NC, SC)	838	1,889	539.4	1,048.4
Southwest (AZ, CO, NV, TX)	1,142	1,918	890.6	1,395.9
West (CA)	546	840	564.0	887.6

Total traditional	5,812	10,213	4,153.2	7,045.9
Percentage of completion(1) (2)	352	159	310.8	106.6

Total consolidated	6,164	10,372	4,464.0	7,152.5
Unconsolidated entities	108	424	69.1	262.5

	6,272	10,796	4,533.1	7,415.0

(1)Mid- and High-Rise projects that are accounted for under the percentage of completion accounting method. See details below.

(2)In September 2006, the Emerging Issues Task Force (the “EITF”) of the Financial Accounting Standards Board (the “FASB”) recommended that the adequacy of a buyer’s continuing investment as well as initial investment should be evaluated when assessing the collectibility of the sales price of condominium units. If the FASB approves the EITF’s recommendation, certain future communities that the Company had expected to account for using percentage of completion accounting, may be required to use the completed contract method of accounting. Included in the percentage of completion contract and backlog amounts above are $51.8 million (57 units) of contracts in the three months ended October 31, 2006, $251.7 million (287 units) of contracts in the twelve months ended October 31, 2006 and $285.7 million (340 units) of backlog related to these future communities. The Company does not expect that the recommendation of the EITF, if approved as proposed, would affect any revenues and costs reported under the percentage of completion accounting method through October 31, 2006.

PERCENTAGE OF COMPLETION
	Three Months ended October 31,
	UNITS		$ (MILL)

HOME BUILDING REVENUES	2006	2005	2006	2005

Northeast			9.0
Southeast			22.5
Southwest			(3.0)

Total			28.5

CONTRACTS

Northeast	61	18	56.9	10.0
Mid-Atlantic	6	30	2.2	12.9
Southeast	(1)	7	(1.8)	5.5
Southwest	3	—	.5	—

Total	69	55	57.8	28.4

	At October 31,

	UNITS		$ (MILL)

BACKLOG	2006	2005	2006	2005

Northeast	568	106	453.1	54.5
Mid-Atlantic	58	30	23.6	12.9
Midwest	4	—	1.2	—
Southeast	76	72	114.0	98.0
Southwest	26	7	18.2	5.5
Less, revenue recognized	—	—	(167.9)	—

Total-Net	732	215	442.2	170.9

	Twelve Months ended October 31,
	UNITS		$ (MILL)
HOME BUILDING REVENUES	2006	2005	2006	2005

Northeast			110.5	N/A
Southeast			57.4

Total			167.9	N/A

CONTRACTS

Northeast	297	106	270.3	54.5
Mid-Atlantic	28	30	10.6	12.9
Midwest	4		1.2	—
Southeast	4	16	16.0	33.7
Southwest	19	7	12.7	5.5

Total	352	159	310.8	106.6

###